UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.            )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

KORE Group Holdings, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

KORE Group Holdings, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Stockholders

June 15, 2022

9:00 a.m. (Eastern time)

i

CERTAIN DEFINITIONS

As used in the accompanying proxy statement, unless otherwise indicated, references to “KORE” the “Company,” “we,” “us,” and “our,” and similar references refer collectively to KORE Group Holdings, Inc. and its consolidated subsidiaries.

Unless the context otherwise requires, references in this proxy statement to:

•

“Business Combination” are to the series of transactions contemplated by the Merger Agreement, pursuant to which (i) CTAC merged with and into LLC Merger Sub (the “Pubco Merger”), with LLC Merger Sub being the surviving entity of the Pubco Merger and King Pubco, Inc. (“Pubco”) as parent of the surviving entity, (ii) immediately prior to the First Merger (as defined below), Cerberus Telecom Acquisition Holdings, LLC (the “Sponsor”) contributed 100% of its equity interests in Corp Merger Sub to Pubco (the “Corp Merger Sub Contribution”), as a result of which Corp Merger Sub became a wholly owned subsidiary of Pubco, (iii) following the Corp Merger Sub Contribution, Corp Merger Sub merged with and into Maple Holdings Inc. (the “First Merger”), with Maple Holdings Inc. being the surviving corporation of the First Merger, (iv) immediately following the First Merger and as part of the same overall transaction as the First Merger, Maple Holdings Inc. merged with and into LLC Merger Sub (the “Second Merger”), with LLC Merger Sub being the surviving entity of the Second Merger and Pubco being the sole member of LLC Merger Sub; and (v) Pubco changed its name to “KORE Group Holdings, Inc.”

•	“Closing” are to the consummation of the Business Combination; •

•	“COVID-19” are to SARS-CoV-2, the novel coronavirus that causes the disease known as COVID-19, including any evolution or variations thereof, or any epidemics, pandemics or disease outbreaks;

•	“CTAC” are to Cerberus Telecom Acquisition Corp., a predecessor entity of the Company;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

•	“Incentive Plan” are to the KORE 2021 Incentive Award Plan;

•	“IoT” are to Internet of Things; •

•	“Common Stock” are to shares of our common stock, par value $0.0001 per share;

•	“KORE Wireless” are to KORE Wireless Group Inc., a Delaware corporation and wholly owned and principal operating subsidiary of KORE;

•	“LLC Merger Sub” are to King LLC Merger Sub, LLC;

•

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of March 12, 2021, as amended on July 27, 2021 and September 21, 2021, by and among CTAC, KORE, Corp Merger Sub, LLC Merger Sub and Maple Holdings Inc.;

•	“NYSE” is to the New York Stock Exchange; and

•	“Sponsor” are to Cerberus Telecom Acquisition Holdings, LLC, a Delaware limited liability company.

KORE Group Holdings, Inc.

3 Ravinia Drive NE, Suite 500

Atlanta, Georgia 30346

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD WEDNESDAY, JUNE 15, 2022

The Annual Meeting of Stockholders (the “Annual Meeting”) of KORE Group Holdings, Inc., a Delaware corporation (the “Company”), will be held at 9:00 a.m. Eastern time on Wednesday, June 15, 2022. In light of the ongoing COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KORE2022 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting will be held for the following purposes:

•

To elect Timothy Donahue, Cheemin Bo-Linn and James Geisler as Class I directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock as of the close of business on April 18, 2022 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Jack W. Kennedy Jr., Executive Vice President, Chief Legal Officer and Secretary, at investors@korewireless.com, stating the purpose of the request and providing proof of ownership of Company stock. The list of these stockholders will also be available on the bottom of your screen during the Annual Meeting after entering the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting online, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. You may sign, date and mail the proxy card in the enclosed return envelope. Promptly voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

/s/ Jack W. Kennedy Jr.

Jack W. Kennedy Jr.
Executive Vice President, Chief Legal Officer and Secretary Atlanta, Georgia May 2, 2022

KORE Group Holdings, Inc.

3700 Mansell Road, Suite 300

Alpharetta, GA 30022

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of KORE Group Holdings, Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on Wednesday, June 15, 2022, (the “Annual Meeting”), at 9:00 a.m. Eastern time, and at any continuation, postponement, or adjournment of the Annual Meeting. In light of the ongoing COVID-19 pandemic, the Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/KORE2022 and entering your 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Holders of record of shares of our common stock as of the close of business on April 18, 2022 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting, and will vote together as a single class on all matters presented at the Annual Meeting. As of the Record Date, there were 76,239,989 shares of common stock outstanding and entitled to vote at the Annual Meeting. Each share of common stock is entitled to one vote per share on any matter presented to stockholders at the Annual Meeting.

We mailed a notice of internet availability of proxy materials on or about that date to our shareholders of record as of April 18, 2022.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON WEDNESDAY, JUNE 15, 2022

This Proxy Statement and our 2021 Annual Report to Stockholders are available at http://www.proxyvote.com/

Proposals

At the Annual Meeting, our stockholders will be asked:

•

To elect Timothy Donahue, Cheemin Bo-Linn and James Geisler as Class I directors to serve until the 2025 Annual Meeting of Stockholders, and until their respective successors shall have been duly elected and qualified;

•	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022; and

•	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of common stock will be voted on your behalf as you direct. If not otherwise specified, the shares of common stock represented by the proxies will be voted, and the Board recommends that you vote:

•	FOR the election of Timothy Donahue, Cheemin Bo-Linn and James Geisler as directors to serve until the 2025 Annual Meeting of Stockholders; and

•	FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

If any other matter properly comes before the stockholders for a vote at the Annual Meeting, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because KORE’s Board is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the SEC and that is designed to assist you in voting your shares.

Printed Copies of Our Proxy Materials. Instructions regarding how you can vote are contained on the proxy card included in the printed copies of our proxy materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Who is entitled to vote at the Annual Meeting?

The Record Date for the Annual Meeting is April 18, 2022. You are entitled to vote at the Annual Meeting only if you were a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of common stock is entitled to one vote per share for all matters before the Annual Meeting in accordance with the provisions of our Charter and the Stockholders Agreement. At the close of business on the Record Date, there were 76,239,989 shares of common stock outstanding and entitled to vote at the Annual Meeting.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

Am I entitled to vote if my shares are held in “street name”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions. If your shares are held in street name, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting online or by proxy, of the holders of a majority in voting power of the common stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

Who can attend the Annual Meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 pandemic, KORE has decided to hold the Annual Meeting entirely online this year. You may attend and participate in the Annual Meeting by visiting the following website: www.virtualshareholdermeeting.com/KORE2022. To attend and participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. The meeting webcast will begin promptly at 9:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 8:45 a.m., Eastern time, and you should allow ample time for the check-in procedures.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present at the scheduled time of the Annual Meeting, pursuant to our Bylaws, the person presiding over the meeting, or a majority in voting power of the stockholders entitled to vote at the meeting, present or represented by proxy, shall have power to recess the meeting or adjourn the Annual Meeting.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How do I vote?

Stockholders of Record. If you are a stockholder of record, you may vote:

•	by Internet-You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;

•	by Telephone-You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;

•	by Mail-You can vote by mail by signing, dating and mailing the proxy card that accompanied your proxy materials; or

•

Electronically at the Meeting-If you attend the meeting online, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials to vote electronically during the meeting.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern time on June 14, 2022. To participate in the Annual Meeting, including to vote via the Internet or telephone, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials.

Whether or not you expect to attend the Annual Meeting online, we urge you to vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. If you submit your proxy, you may still decide to attend the Annual Meeting and vote your shares electronically.

Beneficial Owners of Shares Held in “Street Name.” If your shares are held in “street name” through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares online at the Annual Meeting, you should contact your bank or broker to obtain your 16-digit control number or otherwise vote through the bank or broker. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote, ask questions or access the list of stockholders as of the Record Date. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

Can I change my vote after I submit my proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•	by submitting a duly executed proxy bearing a later date;

•	by granting a subsequent proxy through the Internet or telephone;

•	by giving written notice of revocation to the Secretary of KORE prior to the Annual Meeting; or

•	by voting online at the Annual Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote online at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote online at the Annual Meeting using your 16-digit control number or otherwise voting through your bank or broker.

Who will count the votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 6 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will any other business be conducted at the Annual Meeting?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the stockholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Why hold a virtual meeting?

As part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of COVID-19, we believe that hosting a virtual meeting this year is in the best interest of the Company and its stockholders. A virtual meeting also enables increased stockholder attendance and participation because stockholders can participate from any location around the world. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/KORE2022. You also will be able to vote your shares electronically at the Annual Meeting by following the instructions above.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on www.virtualshareholdermeeting.com/KORE2022.

Will there be a question and answer session during the Annual Meeting?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer questions submitted online during the meeting that are pertinent to the Company and the meeting matters, as time permits. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions and answers may be grouped by topic, and substantially similar questions may be grouped and answered as one. We will not address questions that are not pertinent to the business of the Company or the business of the Annual Meeting, or that we otherwise believe are not appropriate under the circumstances.

How many votes are required for the approval of the proposals to be voted upon and how will abstentions and broker non-votes be treated?

Proposal	Votes required	Effect of Votes Withheld / Abstentions and Broker Non-Votes
Proposal 1: Election of Directors	The plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.	Votes withheld and broker non-votes will have no effect.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast.	Abstentions will have no effect. We do not expect any broker non-votes on this proposal.

What is a “vote withheld” and an “abstention” and how will votes withheld and abstentions be treated?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of the proposal regarding the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, represents a stockholder’s affirmative choice to decline to vote on a proposal.

Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have no effect on the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm.

What are broker non-votes and do they count for determining a quorum?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors. Broker non-votes count for purposes of determining whether a quorum is present.

Where can I find the voting results of the Annual Meeting?

We plan to announce preliminary voting results at the Annual Meeting and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC after the Annual Meeting.

PROPOSALS TO BE VOTED ON

Proposal 1: Election of Directors

At the Annual Meeting, three (3) Class I directors are to be elected to hold office until the Annual Meeting of Stockholders to be held in 2025 and until each such director’s respective successor is elected and qualified or until each such director’s earlier death, resignation or removal.

We currently have nine (9) directors on our Board. Our current directors are Timothy Donahue, Cheemin Bo-Linn, Michael Palmer, Robert MacInnis, Tomer Yosef-Or, Mark Neporent, James Geisler, H. Paulett Eberhart and Romil Bahl. Each of Timothy Donahue, Cheemin Bo-Linn and James Geisler has been nominated by the Board as a director nominee subject to election at the Annual Meeting to serve until the annual meeting in 2023.

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors. Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Upon consummation of the Business Combination, KORE, the Cerberus Telecom Acquisition Holdings, LLC, a Delaware limited liability company and the certain stockholders of Maple Holdings Inc. (a predecessor entity to KORE) (the “KORE Holders”) prior to the Business Combination entered into the Investor Rights Agreement pursuant to which the Sponsor and the ABRY Partners VII, L.P. (together with its affiliates, “Abry”) are entitled to designate an aggregate of nine (9) individuals to the Board and KORE agreed to take all necessary actions to cause the Board to be comprised of such individuals and the Chief Executive Officer.

Pursuant to the Investor Rights Agreement, the Board shall be comprised of ten (10) directors, which shall include (i) two directors designated by Abry, (ii) two directors designated by the Sponsor, (iii) three independent directors designated by the Sponsor and two independent directors designated by Abry and (iv) the chief executive officer of KORE. The directors are divided into three classes of directors, with each class serving for staggered three-year terms. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole Board. The chairperson of the Board is selected by a majority of the Board. As a result of the Investor Rights Agreement and the aggregate voting power of the parties to the agreement, the parties to the agreement acting in conjunction control the election of directors of KORE. For more information, see “Corporate Governance—Investor Rights Agreement.”

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of common stock represented thereby for the election as a director of the person whose name and biography appears below. In the event that any of the director nominees should become unable to serve, or for good cause will not serve, as a director, it is intended that votes will be cast for a substitute nominee designated by the Board or the Board may elect to reduce its size. The Board has no reason to believe that any of the director nominees will be unable to serve if elected. Each of the director nominees has consented to being named in this proxy statement and to serve if elected.

Vote required

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the three (3) nominees receiving the highest number of affirmative “FOR” votes will be elected as directors.

Votes withheld and broker non-votes are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the election of each of the below director nominees.

The current members of the Board who are also nominees for election to the Board as directors are as follows:

Name	Age	Position with the Company
Timothy Donahue	73	Director (Chair)
Cheemin Bo-Linn	68	Director
James Geisler	55	Director

The principal occupations and business experience, for at least the past five years, of each director nominee for election at the Annual Meeting are as follows:

Timothy Donahue

Since the Closing, Mr. Donahue has served as a member of our Board. Mr. Donahue served as the Chief Executive Officer of Nextel Communications Inc., a nationwide wireless telecommunications company, from 1999 until 2005, when Nextel was merged with Sprint Corporation to form Sprint Nextel Corporation. Thereafter, and until 2006, Mr. Donahue was the Executive Chairman of Sprint Nextel and the Chairman of the Sprint Nextel Corporation. From 1996 until his appointment as Chief Executive Officer, Mr. Donahue served as the President and Chief Operating Officer of Nextel. During his tenure at Nextel, Nextel experienced significant improvements in financial performance, including significant growth in revenues and EBITDA. Over that same period, the market capitalization of the company increased from approximately $16 billion to approximately $40 billion. Mr. Donahue started his telecommunications career with McCaw Cellular in 1986 as president of its paging division. Mr. Donahue is currently a member of the board of directors of Ligado Networks (wireless network), and AURA Network Systems (communications), and former member of the board of directors of NVR Inc. (home builder). Mr. Donahue is a former director of ADT Corporation (home security); Covidien plc (medical devices); Eastman Kodak Company (imaging); Nextel Partners Inc. (telecommunications); and Tyco International Ltd. (diversified). Mr. Donahue also served on the board of John Carroll University and is the former chairman of the Cellular Telecommunications & Internet Association. In 2004, Institutional Investor Magazine honored Mr. Donahue as the best chief executive officer in the telecommunications services and wireless sector based on ratings by investors and brokerage firm analysts. Mr. Donahue received his BA in English Literature from John Carroll University. Mr. Donahue’s qualifications to serve as a member of our Board include his deep IoT industry knowledge and experience in leadership roles at numerous wireless and telecommunications companies. Mr. Donahue has previously served on the boards of both public and private companies.

Cheemin Bo-Linn

Since the Closing, Dr. Bo-Linn has served as a member of our Board and chair of the Audit Committee. Through 2022, Dr. Bo-Linn is the Chief Executive Officer of Peritus Partners Inc., a global analytics and valuation accelerator company which provides strategy and operations expertise in information technology, cybersecurity resolution, financial structures, and digital marketing for various companies and has held this position since January 2013. From September 2010 to November 2012, Dr. Bo-Linn was Chief Marketing Officer and Chief Revenue Officer at NetLine Corporation, an internet digital content syndication network and mobile applications company. Prior to NetLine Corporation, Dr. Bo-Linn held a number of senior executive roles including at IBM as Vice-President, and other roles with responsibilities ranging from strategy to finance, investments, digital transformation, and marketing and sales, across storage, cloud software, consumer products, and consulting services. Dr. Bo-Linn presently serves as Lead Independent Board of Director of Blackline Safety Corp., a public company and global SaaS leader in IoT connected worker technologies and gas detection. Dr. Bo-Linn was previously elected as board of director of multiple private and midcap public companies in e-commerce retail, manufacturing and distribution, telecommunications, SaaS software, and marketing, including serving as the Audit Chair on two public company’s board of directors. Dr. Bo-Linn holds a Doctorate of Education in

“Computer-based Management Information Systems and Organizational Change” from the University of Houston. Dr. Bo-Linn’s qualifications to serve as a member of our Board include her extensive knowledge of the IoT industry and experience as audit chair and executive and director of private and public high growth technology and SaaS companies.

James Geisler

James Geisler has been an independent consultant since May 2021. From 2014 through May 2021, Mr. Geisler was a Senior Operating Partner of Cerberus Operations & Advisory Company, where he led due diligence matters and operational initiatives. Mr. Geisler is on the board of directors of SubCom, LLC, Navistar Defense, LLC and National Dentex Labs. Mr. Geisler has previously been a member of the board of directors of DynCorp International, Remington Arms, PaxVax, Keane Group and Your Community Bank. We believe Mr. Geisler is well qualified to serve on our Board because of his significant previous experience as a public company director.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Our Board has directed that this appointment be submitted to our stockholders for ratification at the Annual Meeting. Although ratification of our appointment of BDO USA, LLP is not required, we value the opinions of our stockholders and believe that stockholder ratification of our appointment is a good corporate governance practice.

BDO USA, LLP also served as our independent registered public accounting firm for the fiscal year ended December 31, 2021. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of BDO USA, LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

In the event that the appointment of BDO USA, LLP is not ratified by the stockholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending December 31, 2023. Even if the appointment of BDO USA, LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interest of the Company.

Vote Required

This proposal requires the affirmative vote of the holders of a majority of the votes cast. Abstentions are not considered to be votes cast and, accordingly, will have no effect on the outcome of the vote on this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of BDO USA, LLP, we do not expect any broker non-votes in connection with this proposal.

Recommendation of the Board

The Board unanimously recommends a vote FOR the Ratification of the Appointment of BDO USA, LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2022.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD

The Audit Committee has reviewed the audited consolidated financial statements of KORE Group Holdings, Inc. (the “Company”) for the fiscal year ended December 31, 2021 and has discussed these financial statements with management and the Company’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, the Company’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission.

The Company’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and the Company, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company.

Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

Cheemin Bo-Linn (Chair)

Michael Palmer

H. Paulett Eberhart

AUDIT

The following table summarizes the fees of BDO USA, LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services (dollars in thousands).

Fee Category	2021	2020
Audit Fees[1]	1,877,187	1,243,771
Audit-Related Fees[2]	—	—
Tax Fees[3]	338,230	162,045
All Other Fees	—	—
Total Fees	2,215,417	1,405,816

1

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

2	Audit-related fees consist of other audit and attest services not required by statute or regulation.
3	Tax fees consist of fees for tax-related services, including tax compliance and tax advice related to transactions.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy (the “Pre-Approval Policy”) that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by the independent auditor may be pre-approved. The Pre-Approval Policy generally provides that we will not engage BDO USA, LLP to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the Audit Committee (“specific pre-approval”) or (ii) entered into pursuant to the pre-approval policies and procedures described in the Pre-Approval Policy (“general pre-approval”). Unless a type of service to be provided by BDO USA, LLP has received general pre-approval under the Pre-Approval Policy, it requires specific pre-approval by the Audit Committee or by a designated member of the Audit Committee to whom the committee has delegated the authority to grant pre-approvals. Any proposed services exceeding pre-approved cost levels or budgeted amounts will also require specific pre-approval. For both types of pre-approval, the Audit Committee will consider whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee will also consider whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor should necessarily be determinative. The Audit Committee periodically reviews and generally pre-approves any services (and related fee levels or budgeted amounts) that may be provided by BDO USA, LLP without first obtaining specific pre-approvals from the Audit Committee or the Chair of the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations.

2021 DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following sets forth certain information, as of the date hereof, concerning the persons who serve as our directors and executive officers.

Name	Age	Title
Romil Bahl	53	President, Chief Executive Officer and Director
Paul Holtz	45	Executive Vice President and Chief Financial Officer and Treasurer
Tushar Sachdev	49	Executive Vice President and Chief Technology Officer
Louise Winstone	43	Executive Vice President and Chief Human Resources Officer
Bryan Lubel	57	Executive Vice President, Connected Health
Jack W. Kennedy Jr.	46	Executive Vice President, Chief Legal Officer and Secretary
R. Michael Thurston	57	Senior Vice President and Corporate Controller
Cheemin Bo-Linn	68	Director
Timothy M. Donahue	73	Director (Chair)
H. Paulett Eberhart	68	Director
James Geisler	55	Director
Robert P. MacInnis	55	Director
Michael K. Palmer	35	Director
Mark Neporent	64	Director
Tomer Yosef-Or	42	Director

Executive Officers

Romil Bahl. Mr. Bahl serves as our President, Chief Executive Officer and as a member of our board of directors. Mr. Bahl brings 30 years of experience delivering high growth among SaaS and IoT companies and has served as President and Chief Executive Officer of KORE since October 2017. Prior to joining KORE, Mr. Bahl served as President and Chief Executive Officer of Lochbridge, a leading technology consulting and solutions provider in the IoT and digital enablement space, from November 2015 to October 2017. Mr. Bahl is also a member of the Board of Directors of Perficient, Inc., a global digital consulting company. Previously, he served as Executive Vice President and General Manager, Global Industries for Computer Sciences Corporation, a global provider of information technology and professional services and solutions, where he managed a ~$9B business from April 2014 to November 2015, and as Chief Executive officer of PRGX Global, Inc., a data focused analytics company, from January 2009 to November 2013. Mr. Bahl has also had leadership roles at A.T. Kearney, Infosys and Deloitte Consulting. Mr. Bahl holds a Masters of Business Administration from The University of Texas at Austin and a Bachelor of Engineering degree from the Directorate of Marine Engineering & Technology in Kolkata, West Bengal, India.

Paul Holtz. Mr. Holtz serves as our Executive Vice President and Chief Financial Officer and Treasurer. Mr. Holtz’s role at KORE was recently expanded to support the Company’s focus on service delivery and to help optimize financial performance. As Chief Financial Officer, Mr. Holtz is responsible for managing all aspects of the organization’s financial operations. From November 2021 to March 2022 he served as Interim Chief Financial Officer and as a Vice President of Corporate Performance, Planning and Analytics since May 2017. Prior to joining KORE, Mr. Holtz held a number of senior positions, most recently as Head of Finance for the Office of the COO at BlackBerry. Mr. Holtz CPA, CA received his Honours Bachelor’s Degree in Business Administration and Accounting from Wilfrid Laurier University. He is also a member of the Chartered Professional Accountants of Canada (CPA Canada).

Tushar Sachdev. Mr. Sachdev serves as Executive Vice President and Chief Technology Officer, where he oversees current technology and sets KORE’s future technology vision, strategy, and roadmap. Mr. Sachdev joined KORE in February 2018. From April 2010 to February 2018, Mr. Sachdev served in various roles with PRGX Global, Inc., a multinational provider of recovery audit, consulting and software services, most notably

Senior Vice President & Chief Technology Officer starting in July 2013. Mr. Sachdev also previously worked as a Principal Architect with Infosys Technologies Limited from November 2000 to August 2009 and has previously worked with other global outsourcing organizations, including Mastek and NIIT. He has a Bachelor’s Degree in engineering from the University of Mumbai and also a Master’s Degree in economics from the University of London.

Louise Winstone. Ms. Winstone serves as our Executive Vice President and Chief Human Resources Officer, where she is responsible for leading the global Human Resources function. Louise brings more than 15 years of international human resources experience to KORE, having most recently served as the Chief Human Resources Officer at PRGX, where she oversaw the global HR function in 27 countries. Prior to PRGX, Louise was with Barclays Bank in London and has held a number of HR roles within Financial and Professional Services firms in the UK. Louise holds a Bachelor’s Degree and Master’s Degree in HR Management from Middlesex University.

Bryan Lubel. Mr. Lubel serves as our Executive Vice President of Connected Health. Mr. Lubel has served as Executive Vice President of Connected Health since January 2021, and Executive Vice President of IoT Managed Services at KORE from November 2019 to December 2020. Prior to joining KORE, Mr. Lubel served as President of Integron Inc., a leading IoT Managed Services provider in the healthcare and life sciences market, from January 2008 to November 2019. Previously, he served as Vice President and General Manager of North American Office Services-Xerox Global Services, the leading provider of enterprise document managed services, from April 2006 to January 2008. Mr. Lubel served as President and Chief Executive Officer of Gyricon, LLC, a technology spinout of Xerox’s famed PARC laboratories (Palo Alto Research Center) where SmartPaperTM was developed from August 2003 to January 2006. Mr. Lubel has also had leadership roles at Xerox Corp., The Sutherland Group Ltd, Ziff-Davis Education Inc. and Compaq Computer Corp. Mr. Lubel holds a B.S. of Business Administration—Management Information Systems from The State University of New York at Fredonia.

Jack W. Kennedy Jr. Mr. Kennedy serves as our Executive Vice President, Chief Legal Officer and Secretary. Mr. Kennedy joined KORE in October 2021. From 2009 to 2013 and from November 2016 to October 2021, he was Vice President and Corporate Counsel for PRGX Global, Inc., a multinational provider of recovery audit, consulting and software services, where he provided legal advice on all aspects of the company’s operations. In 2013, Mr. Kennedy started as Senior Vice President & Chief Legal Officer at Streamline Health Solutions, Inc., a provider of healthcare information technology services, where he later became Senior Vice President, Administration and served until 2016. Mr. Kennedy has also served as in-house counsel for Stiefel Laboratories, Inc., a specialty pharmaceutical company. Prior to his in-house legal career, Mr. Kennedy practiced at the law firms of Troutman Sanders LLP in Atlanta, Georgia and Akin Gump Strauss Hauer & Feld LLP in Houston, Texas. He received a JD from Tulane University and a BA and BS from Mercer University and is admitted to the state bars of Texas and Georgia.

R. Michael Thurston. Mr. Thurston serves as our Senior Vice President and Corporate Controller. Mr. Thurston joined KORE in July 2021. From July 2020 until July 2021, he was an independent consultant. From August 2017 to July 2020, Mr. Thurston was the Global Corporate Controller for Carestream Dental, a manufacturer and global distributor of dental imaging equipment and dental practice management software. From 2003 to April 2017, he held various senior accounting roles at Earthlink, Inc., including Vice President and Chief Accounting Officer beginning in 2015. Mr. Thurston also held senior accounting roles at Cingular Wireless and BellSouth, and he began his career as an accountant at Ernst & Young. He holds a BBA in Accounting from the University of Georgia.

Non-Employee Directors

Cheemin Bo-Linn. Dr. Bo-Linn serves as a member of our board of directors. Through 2022, Dr. Bo-Linn is the Chief Executive Officer of Peritus Partners Inc., a global analytics and valuation accelerator company which provides strategy and operations expertise in information technology, cybersecurity resolution, financial structures, and digital marketing for various companies and has held this position since January 2013. From September 2010 to November 2012, Dr. Bo-Linn was Chief Marketing Officer and Chief Revenue Officer at NetLine Corporation, an internet digital content syndication network and mobile applications company. Prior to NetLine Corporation, Dr. Bo-Linn held a number of senior executive roles including at IBM as Vice-President, and other roles with responsibilities ranging from strategy to finance, investments, digital transformation, and marketing and sales, across storage, cloud software, consumer products, and consulting services. Dr. Bo-Linn presently serves as Lead Independent Board of Director of Blackline Safety Corp., a public company and global SaaS leader in IoT connected worker technologies and gas detection, and as a director of Flux Power Holdings, Inc. and Data IO Corp. Dr. Bo-Linn was previously elected as board of director of multiple private and midcap public companies in e-commerce retail, manufacturing and distribution, telecommunications, SaaS software, and marketing, including serving as the Audit Chair on two public company’s board of directors. Dr. Bo-Linn has been awarded a “Top 50” Directors award from the National Association of Corporate Directors, was inducted in 2015 into the “Hall of Fame for Women in Technology” and recognized as a 2021 “Top 100 Diverse Director” by the Financial Times. Dr. Bo-Linn holds a Doctorate of Education in “Computer-based Management Information Systems and Organizational Change” from the University of Houston.

Timothy M. Donahue. Mr. Donahue serves as member of our board of directors. Mr. Donahue served as the Chief Executive Officer of Nextel Communications Inc., a nationwide wireless telecommunications company, from 1999 until 2005, when Nextel was merged with Sprint Corporation to form Sprint Nextel Corporation. Thereafter, and until 2006, Mr. Donahue was the Executive Chairman of Sprint Nextel and the Chairman of the Sprint Nextel Corporation. From 1996 until his appointment as Chief Executive Officer, Mr. Donahue served as the President and Chief Operating Officer of Nextel. During his tenure at Nextel, Nextel experienced significant improvements in financial performance, including significant growth in revenue and EBITDA. Over that same period, the market capitalization of the company increased from approximately $16 billion to approximately $40 billion. Mr. Donahue started his telecommunications career with McCaw Cellular in 1986 as president of its paging division. Mr. Donahue is currently a member of the board of directors of Ligado Networks (wireless network), and AURA Network Systems (communications), and former member of the board of directors of NVR Inc. (home builder). Mr. Donahue is a former director of ADT Corporation (home security); Covidien plc (medical devices); Eastman Kodak Company (imaging); Nextel Partners Inc. (telecommunications); and Tyco International Ltd. (diversified). Mr. Donahue also served on the board of John Carroll University and is the former chairman of the Cellular Telecommunications & Internet Association. In 2004, Institutional Investor Magazine honored Mr. Donahue as the best chief executive officer in the telecommunications services and wireless sector based on ratings by investors and brokerage firm analysts. Mr. Donahue received his BA in English Literature from John Carroll University.

H. Paulett Eberhart. Ms. Eberhart serves as a member of our board of directors. Ms. Eberhart is Chairman and Chief Executive Officer of HMS Ventures, a privately-held business involved with technology services and the acquisition and management of real estate, since 2014. Previously, she was President and Chief Executive Officer of CDI Corp., a provider of engineering and information technology outsourcing and professional staffing services, from 2011 through 2014; Chairman and Chief Executive Officers of HMS Ventures from 2009 to 2011; and President and Chief Executive Officer from Invensys Process Systems, Inc., a process automation company, from 2007 to 2009. Ms. Eberhart had an extensive career at Electronic Data Systems (EDS) serving in various executive financial and operational roles. Ms. Eberhart is a Certified Public Accountant and is also a director of LPL Financial Holdings Inc., Valero Energy Corporation and Fluor Corporation. She is a former director of Anadarko Petroleum Corporation, serving as lead director, Advanced Micro Devices (AMD) and Cameron International Corporation.

James Geisler. Mr. Geisler serves as a member of our board of directors. Mr. Geisler has been an independent consultant since May 2021. From 2014 through May 2021, Mr. Geisler was a Senior Operating Partner of Cerberus Operations & Advisory Company, where he led due diligence matters and operational initiatives. Mr. Geisler is on the board of directors of SubCom, LLC and National Dentex Labs. Mr. Geisler has previously been a member of the board of directors of DynCorp International, Navistar Defense, LLC, Remington Arms, PaxVax, Keane Group and Your Community Bank.

Robert P. MacInnis. Mr. MacInnis serves as member of our board of directors. Mr. MacInnis has worked at ABRY Partners since December 1998 where he is currently a Partner. Mr. MacInnis also currently serves on the board of directors of Aegis Sciences Corp. and Automated Healthcare Solutions. In the past, Mr. MacInnis has served on the board of Consolidated Theatres, RCN Cable, Sidera Networks, Network Communications, Inc., XAnd, Datapipe, North American Dental Group, Muzak LLC, Proquest, Psychological Services, Inc., and several others. Prior to working at ABRY Partners, Mr. MacInnis was a senior manager at PricewaterhouseCoopers LLP from June 1991 through May 1997. Mr. MacInnis graduated summa cum laude from Merrimack College with a B.S. in business and received an M.B.A. summa cum laude from Boston University.

Michael K. Palmer. Mr. Palmer serves as member of our board of directors. Mr. Palmer is a Managing Director at Cerberus within Cerberus’ private equity platform, which invests in global companies across various industries and geographies. In this role, Mr. Palmer helps support Cerberus’ private equity investments in healthcare, telecommunications and technology companies. Mr. Palmer has assisted in the identification of opportunities to collaborate with innovative managers and invest in sectors undergoing transformation. Mr. Palmer has also contributed to the development of Cerberus’ investing practice in emerging markets and he currently serves on Cerberus’ Emerging Markets Investment Committee. Mr. Palmer is also on the board of directors of Stratolaunch, an American aerospace company that develops and operates technologies to fulfill national priorities; and AURA Network Systems, a company focused on developing a dedicated nationwide air-to-ground wireless communications network. Mr. Palmer previously served on the board of directors of Steward Health Care (an accountable care organization), Covis Pharma (a specialty pharmaceuticals company), PaxVax Global (a global specialty vaccines business), and Print Media Holdings (a division of YP Holdings, which was an advertising solutions platform that Cerberus carved out of AT&T). Mr. Palmer is a graduate of Duke University.

Mark Neporent. Mr. Neporent serves as a member of our board of directors. Mr. Neporent has been Chief Operating Officer of Cerberus Capital Management, L.P. since 1998, where he has also served as Senior Legal Counsel since January 2019. He was previously General Counsel of Cerberus Capital Management, L.P. from 1998 until January 2019. Mr. Neporent is a director of The Hamburg Commercial Bank and FirstKey Homes LLC and a member of the Executive Committee of the Board of Trustees for Syracuse University. Mr. Neporent is a former director of MCI WorldCom, SuperValu Inc. SSA Global Technologies, AMC Corporation, Ally Financial (formerly GMAC), and Chrysler Holdings (parent of Chrysler Financial Corp.), among others.

Tomer Yosef-Or. Mr. Yosef-Or serves as member of our board of directors. Mr. Yosef-Or is a Partner at ABRY Partners and joined the firm in 2005. Prior to joining ABRY Partners, Mr. Yosef-Or was a member of the Financial Institution Group at Bear Stearns Investment Banking Department. Previously, he was a member of the Securitization Transaction Group at Deloitte & Touche. Mr. Yosef-Or is involved in media, communications, and business information services investments in the datacenter, managed cloud, satellite communication, digital media, IoT, contact center software, and HCIT sectors. Mr. Yosef-Or currently serves as a director of Alvaria, MobileHelp, Options IT, and Recovery Point Systems. Previously, Mr. Yosef-Or served on the boards of Basefarm, CapRock, Casamba, CyrusOne, Datapipe, EMC, Hosted Solutions, Root Datacenters, Telx, Q9 Networks, and Xand. Mr. Yosef-Or is an honors graduate of the Rutgers Business School New Brunswick Undergraduate Program.

Corporate Governance

General

Our Board has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics, and a charter for our Audit Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our Audit Committee charter, our Corporate

Governance Guidelines, and our Code of Business Conduct and Ethics on our website at https://ir.korewireless.com/corporate-governance, or by writing to our Secretary at our offices at 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346.

Board Composition

Our Board currently consists of nine (9) members: Romil Bahl, Cheemin Bo-Linn, Timothy M. Donahue, H. Paulett Eberhart, James Geisler, Robert P. MacInnis, Michael K. Palmer, Mark Neporent and Tomer Yosef-Or. Subject to obtaining any required stockholder votes or consents under the Investor Rights Agreement, our directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of our voting stock entitled to vote at an election of directors.

Stockholders’ Agreement

Upon consummation of the Business Combination, KORE, the Sponsor and the “KORE Holders entered into the Investor Rights Agreement, pursuant to which the Sponsor and the Abry are entitled to designate an aggregate of nine (9) individuals to the Board and KORE agreed to take all necessary actions to cause the Board to be comprised of such individuals and the Chief Executive Officer.

Pursuant to the Investor Rights Agreement, the Board shall be comprised of ten (10) directors, which shall include (i) two directors designated by the ABRY Partners VII, L.P. (together with its affiliates, “Abry”), (ii) two directors designated by the Sponsor, (iii) three independent directors designated by the Sponsor and two independent directors designated by Abry and (iv) the chief executive officer of KORE. The directors are divided into three classes of directors, with each class serving for staggered three-year terms. Each class shall consist, as nearly as may be possible, of one third of the total number of directors constituting the whole Board. The chairperson of the Board is selected by a majority of the Board. As a result of the Investor Rights Agreement and the aggregate voting power of the parties to the agreement, the parties to the agreement acting in conjunction control the election of directors of KORE.

Our Board is divided among the three classes as follows:

•	the Class I directors are Timothy Donahue, Cheemin Bo-Linn and James Geisler, and their terms expire at the Annual Meeting;

•	the Class II directors are Michael Palmer, Mark Neporent and H. Paulett Eberhart, and their terms will expire at the annual meeting of stockholders to be held in 2023; and

•	the Class III directors are Robert MacInnis, Tomer Yosef-Or and Romil Bahl, and their terms will expire at the annual meeting of stockholders to be held in 2024.

Director Independence

The Board assesses the independence of each director annually, and of each director nominee, in accordance with the Company’s Corporate Governance Guidelines and New York Stock Exchange (“NYSE”) listing standards. The independence guidelines in the Corporate Governance Guidelines are consistent with the independence requirements in the NYSE listing standards and include guidelines as to categories of relationships that are considered not material for purposes of director independence.

A majority of the members of the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee must be independent under NYSE listing standards and the Company’s Corporate Governance Guidelines. Pursuant to the charters of the Audit Committee and the Compensation Committee, respectively, members of these committees also must satisfy separate independence standards based on requirements of the Securities and Exchange Commission (“SEC”) and NYSE, respectively.

The Board has determined that a majority (eight of nine) of our directors are independent. Each member, including the chair, of each of the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee qualifies as independent. In making its determinations as to the independence of the directors, the Board reviewed relationships between the Company and each of them, including ordinary course commercial relationships in the last three years. The Board has determined the following directors to be independent: Timothy M. Donahue, Cheemin Bo-Linn, Robert P. MacInnis, Michael K. Palmer, Tomer Yosef-Or, Mark Neporent, H. Paulett Eberhart and James Geisler.

Compensation Committee Interlocks and Insider Participation

None of the current or past members of our Compensation Committee is or has been an officer or employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board) or director of any entity that has one or more executive officers serving on our Compensation Committee or the Board.

Director Candidates

Subject to the terms of the Investor Rights Agreement, the Nominating and Corporate Governance Committee of the Board is primarily responsible for searching for qualified director candidates for election to the Board and filling vacancies on the Board. The Board currently does not have a policy with regard to the consideration of any director candidates recommended by stockholders, other than pursuant to the Investor Rights Agreement, but may implement such a policy in the future. The Board believes it is appropriate not to have such a policy in place at this time, in light of the Board designation rights provided to the parties to the Investor Rights Agreement.

In evaluating the suitability of individual candidates (both new candidates and current Board members), the Board, in approving (and, in the case of vacancies, appointing) candidates for election, will consider candidates who have a high level of personal and professional integrity, strong ethics and values and the ability to make mature business judgments. In evaluating director candidates, the Board may also consider the following criteria as well as any other factor that they may deem to be relevant: experience and expertise in the IoT, software-as-a-services, analytics and technology-enabled services industries; experience and expertise in global telecommunications carrier, mobile network operator and satellite connectivity industries, experience and expertise in the Company’s key vertical sales areas (i.e., connected health, fleet, asset, industrial IoT and communications service providers); and public company board experience, with an emphasis on governance expertise. In addition, the Board will consider whether there are potential conflicts of interest with the candidate’s other personal and professional pursuits. The Board is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which new Board candidates are chosen. Each individual will be evaluated in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business.

Communications from Stockholders

The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that our Secretary and Chairman of the Board consider to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications. Stockholders who wish to send communications on any topic to the Board should address such communications to the Board in writing: c/o Secretary, KORE Group Holdings, Inc., 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346.

Board Leadership Structure and Role in Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management intends to review these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through its Audit Committee, which oversees risks inherent in its area of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure, including business continuity risks, such as risks relating to the COVID-19 pandemic, and our Audit Committee is responsible for overseeing our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics

We have a code of ethics that applies to all of our executive officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is available on our website, ir.korewireless.com/corporate-governance. We intend to make any legally required disclosures regarding amendments to, or waivers of, provisions of its code of ethics on its website rather than by filing a Current Report on Form 8-K.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from purchasing financial instruments such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director, or employee to no longer have the same objectives as the Company’s other stockholders.

Attendance by Members of the Board of Directors at Meetings

Under our Corporate Governance Guidelines, which is available on our website at ir.korewireless.com/corporate-governance, a director is expected to spend the time and effort necessary to properly discharge his or her responsibilities. Accordingly, a director is expected to: (i) become and remain informed about KORE, its business and its industry; (ii) attend all meetings of the Board and of Board committees on which they serve, having read and considered any materials distributed in advance of the meeting; and (iii) participate constructively in Board and committee meetings, drawing upon their individual experience, knowledge and background, as appropriate, to provide perspectives and insights. In 2021, our Board met four times and each director attended at least 75 percent of the total number of meetings of the Board and the committees on which he or she served during his or her tenure as a Board or committee member.

COMMITTEES OF THE BOARD

Our Board has established a standing Audit Committee, which operates under a written charter that has been approved by our Board.

Audit Committee

Our Audit Committee’s responsibilities include:

•

to review, oversee, and discuss with the independent registered public accounting firm their annual audit plan, including the timing and scope of audit activities, and monitor such plan’s progress and results during the year;

•	discussing with our independent registered public accounting firm their independence from management;

•

to elect, retain, compensate, oversee, and, if necessary, terminate, any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company;

•	to review and discuss the annual audited financial statements and quarterly financial statements, the form of audit opinion to be issued by the auditors, and the Company’s disclosures;

•	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

•	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and

•

establish procedures for (i) the receipt, retention, and treatment of complaints received by the Corporation regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

The Audit Committee charter is available on our website at ir.korewireless.com/corporate-governance. The members of the Audit Committee are Cheemin Bo-Linn, Michael K. Palmer, and H. Paulett Eberhart and Cheemin Bo-Linn serves as the Chair of the committee. Our Board has affirmatively determined that each of Dr. Bo-Linn, Mr. Palmer, and Ms. Eberhart are independent for purposes of serving on an audit committee under Rule 10A-3 promulgated under the Exchange Act and the NYSE rules, including those related to Audit Committee membership.

The members of our Audit Committee meet the requirements for financial literacy under the applicable NYSE rules. In addition, our Board of Directors has determined that Dr. Bo-Linn qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K, and under the similar Nasdaq rules requirement that the Audit Committee have a financially sophisticated member.

Due to the timing of the closing of the Business Combination on September 30, 2021, the Audit Committee met three times in 2021.

Compensation Committee

Our Compensation Committee’s responsibilities include:

•	to review at least annually the goals and objectives of the Company’s executive compensation plans, and modify these goals and objectives if the Committee deems it appropriate;

•	to evaluate annually the performance of the Chief Executive Officer in light of the goals and objectives of the Corporation’s executive compensation plans;

•	to evaluate at least annually the performance of the other executive officers of the Company in light of the goals and objectives of the Company’s executive compensation plan;

•	to review and recommend to the Board the adoption of or changes to the compensation of the Corporation’s independent directors; and

•

to review and approve all perquisites, special cash payments and other special compensation and benefit arrangements or other personal benefits to the Company’s executive officers and directors and recommend any changes to the Board with respect to directors.

The Compensation Committee charter is available on our website at ir.korewireless.com/corporate-governance. The members of the Compensation Committee are Timothy M. Donahue, Cheemin Bo-Linn, Robert P. MacInnis and Michael K. Palmer and Mr. Donahue serves as the Chair of the committee.

Due to the timing of the closing of the Business Combination on September 30, 2021, the Compensation Committee met four times in 2021.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

•

identifying individuals qualified to become members of the Board and ensure that the Board has the requisite expertise and that its membership consists of persons with sufficiently diverse and independent backgrounds;

•	developing and recommending to the Board for approval standards for determining whether a director is independent;

•	developing the criteria to be used by the Committee in recommending directors to the Board;

•	overseeing the periodic self-evaluations of the Board and its committees;

•	overseeing engagement with stockholders and proxy advisory firms; and

•

reviewing and discussing with management disclosure of the Company’s corporate governance practices, including information regarding the operations of the Board committees, director independence and the director nominations process, and to recommend that this disclosure be included in the Company’s proxy statement or annual report on Form 10-K.

The Nominating and Corporate Governance Committee charter is available on our website at ir.korewireless.com/corporate-governance. The members of the Nominating and Corporate Governance Committee are Robert P. MacInnis, H. Paulett Eberhart, Mark Neporent and Tomer Yosef-Or and Mr. MacInnis serves as the Chair of the committee.

Due to the timing of the closing of the Business Combination on September 30, 2021, the Nominating and Corporate Governance Committee did not meet in 2021.

EXECUTIVE AND DIRECTOR COMPENSATION

We are currently considered an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

This section discusses the material components of the executive compensation program for our “named executive officers”. For the fiscal year ended December 31, 2021, our named executive officers and their positions with us were as follows:

Romil Bahl, President and Chief Executive Officer;

Bryan Lubel, Executive Vice President, Connected Health;

Tushar Sachdev, Executive Vice President and Chief Technology Officer; and

Puneet Pamnani, Former Executive Vice President and Chief Financial Officer.(1)

(1)

On November 29, 2021, the Company announced Mr. Pamnani stepped down from his role as the Company’s Chief Financial Officer, effective November 23, 2021, and departed from the Company’s employment on February 28, 2022.

2021 Summary Compensation Table

The following table sets forth information concerning the compensation of the named executive officers for the fiscal year ended December 31, 2021:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Romil Bahl	2021	750,000		2,000,000	978,750	2,015,538	4,766,516
President and Chief Executive Officer	2020	750,000	100,000	—	982,969	36,201	1,869,170
Bryan Lubel	2021	330,000		375,000	430,650	389,808	1,525,458
Executive Vice President, Connected Health	2020	330,000		—	417,966	8,137	756,103
Tushar Sachdev	2021	300,000		375,000	391,500	388,588	1,455,088
Executive Vice President and Chief Technology Officer				—
Puneet Pamnani	2021	330,000		625,000	488,070	388,213	1,831,283
Former Executive Vice President and Chief Financial Officer	2020	330,000		—	490,174	23,213	843,387

(1)

Mr. Bahl entered into two retention bonus agreements with KORE Wireless on March 31, 2020 and October 31, 2020, pursuant to which he received a retention bonus in an amount equal to $100,000 in the aggregate (the “Retention Bonus”). The Retention Bonus was paid $50,000 on the first payroll date following March 31, 2020 and $50,000 on the first payroll date following October 31, 2020. Mr. Bahl is obligated to repay the net amount of the Retention Bonus if he voluntarily terminates his employment or upon a termination by KORE Wireless due to misconduct or poor performance within 2 years of the respective date of payment.

(2)

The amounts reported in this column represent stock payments, computed in accordance with FASB ASC Topic 718, made pursuant to the option cancellation agreements described below under “Narrative to Summary Compensation Table – Equity Compensation”.

(3)

The amounts reported in this column represent annual cash bonuses earned by our named executive officers, as further described below under “Narrative to Summary Compensation Table — Non-Equity Incentive Plan Information.”

(4)

The amounts reported in this column represent the following: (a) the aggregate matching contributions to the KORE 401(k) Retirement Savings Plan made by the Company that vested in 2021 for Mr. Bahl ($8,700), Mr. Lubel ($7,425), Mr. Sachdev ($6,750) and Mr. Pamnani ($8,700); (b) health insurance and other welfare benefit premiums paid by the Company in 2021 on behalf of Mr. Bahl ($6,838), Mr. Sachdev ($6,838) and Mr. Pamnani ($4,513); (c) the contribution made by the Company in 2021 to the health savings account for Mr. Lubel ($7,383); and (d) cash payments made in 2021 pursuant to the option cancellation agreements described below under “Narrative to Summary Compensation Table – Equity Compensation” to Mr. Bahl ($2,000,000), Mr. Lubel ($375,000), Mr. Sachdev ($375,000) and Mr. Pamnani ($375,000).

Narrative to Summary Compensation Table

Base Salaries

In 2021, the named executive officers received an annual base salary to compensate them for services rendered to the Company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. The annual base salaries for Messrs. Bahl, Lubel, Sachdev and Pamnani for 2021 were $750,000, $330,000, $300,000 and $330,000, respectively, and the actual base salaries earned by our named executive officers for 2021 are set forth above in the “2021 Summary Compensation Table.”

Non-Equity Incentive Plan Compensation

Historically, we have incentivized our named executive officers with annual cash bonuses that are intended to reward the achievement of corporate performance objectives. In 2021, our board of directors established the target percentage amounts for the annual cash bonuses for each of our named executive officers. For 2021, Messrs. Bahl, Lubel, Sachdev and Pamnani were each eligible to receive annual target cash bonuses of up to 75%, 75%, 75% and 85%, respectively, of their 2021 base salaries. The actual amount of the annual bonus awarded to each named executive officer for 2021 performance is set forth above in the “2021 Summary Compensation Table” in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

In connection with the business combination, Maple Holdings Inc. entered into an option cancellation agreement with each of the named executive officers under which each named executive officer agreed to forfeit all vested and unvested stock options granted under our 2014 equity incentive plan in return for cash and shares of our common stock, effective as of consummation of the business combination.

Equity Incentive Plan

In connection with the business combination, our board of directors adopted, and our stockholders approved, the Kore Group Holdings, Inc. 2021 Long-Term Stock Incentive Plan (the “Incentive Plan”) in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers), consultants and other service providers of our Company and certain of our affiliates, and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.

We did not grant any equity awards to our named executive officers under the Incentive Plan in fiscal 2021.

Equity Grants in 2022

We granted restricted stock units (“RSUs”) to our named executive officers under the Incentive Plan on January 4, 2022, the date that the underlying shares of our common stock were registered under the Securities Act pursuant to an S-8 filing. These grants of RSUs included the IPO RSUs, the Tranche I RSUs, the Tranche II RSUs and the Stock Price RSUs, each as defined and described below.

Each of our named executive officers (“NEOs”) received a grant of RSUs on January 4, 2022 under the Incentive Plan that vest as follows (the “IPO RSUs”): (i) 25% vests on the second anniversary of the Closing, (ii) 25% vests on the third anniversary of the Closing, and (iii) 50% vests on the fourth anniversary of the Closing, in each case, subject to continued employment or service through each such vesting date.

Each of our NEOs received a grant of RSUs on January 4, 2022 under the Incentive Plan that vest as follows (the “Tranche I RSUs”): (i) 50% of the Tranche I RSUs are subject to time-based vesting, and vest as to one-third on each of the first three anniversaries of the grant date, subject to continuous employment or service through each such vesting date, and (ii) 50% of the Tranche I RSUs are subject to time-based and performance-based vesting and (x) time-vest 50% at the end of the first calendar quarter of 2024 and 50% at the end of the first calendar quarter of 2025, subject to continuous employment or service through each such time-vesting date, and (y) performance-vest 50% based on Company revenue and 50% based on Company EBITDA, each as measured during the three-year performance period commencing on January 1, 2021, subject to continued employment or service through the date the Board certifies the performance achievement.

Each of our NEOs received a grant of RSUs on January 4, 2022 under the Incentive Plan that vest as follows (the “Tranche II RSUs”): (i) 50% of the Tranche II RSUs are subject to time-based vesting, and vest as to one-third on each of the first three anniversaries of the grant date, subject to continuous employment or service through each such vesting date, and (ii) 50% of the Tranche II RSUs are subject to performance-based vesting and 50% vests based on Company revenue and 50% vests based on Company EBITDA, each as measured during the three-year performance period commencing on January 1, 2022, subject to continued employment or service through the date the Board certifies the performance achievement.

Mr. Bahl was also granted RSUs on January 4, 2022 under the Incentive Plan that vest based on the attainment of a specified closing price of our common stock determined on a per share basis over any 20-trading days within any 30 consecutive trading day period (the “Stock Price RSUs”). Upon our common stock attaining a closing price equal to or greater than (i) $13 per share, 26,538 RSUs will vest, (ii) $15 per share, 89,667 RSUs will vest, and (iii) $18 per share, 55,556 RSUs will vest, in each case, subject to Mr. Bahl’s continued employment or service through each such vesting date.

Other Elements of Compensation

Retirement Plans

In 2021, the named executive officers participated in a 401(k) retirement savings plan maintained by KORE. The Code allows eligible employees to defer a portion of their compensation, within prescribed limits, on a pre-tax basis through contributions to the 401(k) plan. In 2021, contributions made by participants in the 401(k) plan were matched up to a specified percentage of the employee contributions on behalf of the named executive officers. These matching contributions are generally unvested as of the date on which the contribution is made, and vest 25% over a four-year period, subject to continued service. Our named executive officers will continue to participate in this 401(k) plan on the same terms as other full-time employees.

Employee Benefits and Perquisites

Health/Welfare Plans

In 2021, the named executive officers participated in health and welfare plans maintained by KORE, including:

•	medical, dental and vision benefits for which the Company pays the full amount of the premiums on behalf of our named executive officers;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance and accidental death and dismemberment insurance;

•	life insurance; and

•	vacation and paid holidays.

No Tax Gross-Ups

In 2021, KORE did not make gross-up payments to cover the named executive officers’ personal income taxes that may pertain to any of the compensation or perquisites paid or provided by KORE.

Outstanding Equity Awards at Fiscal Year-End

None of our named executive officers held any outstanding equity awards as of December 31, 2021.

Employment Agreements

Romil Bahl Employment Agreement

On September 22, 2017, Mr. Bahl entered into an employment agreement with KORE Wireless to serve as Chief Executive Officer, which was subsequently amended and restated on November 17, 2021. Mr. Bahl’s employment agreement provides for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or Mr. Bahl provides 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to his employment agreement, Mr. Bahl is entitled to an annual base salary of $750,000, which will be reviewed annually by our board of directors solely for upward adjustment at the board’s discretion. The employment agreement also provides that Mr. Bahl is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary.

Mr. Bahl is entitled to receive severance payments and benefits upon a qualifying termination of his employment by the Company “without cause” (as defined in the employment agreement and which includes a termination due to non-extension of the employment term by the Company) or by Mr. Bahl for “good reason” (as defined in the employment agreement) consisting of the following, in addition to accrued benefits: (i) any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination, (ii) payment of base salary in effect immediately preceding the date of termination (or, if greater, Mr. Bahl’s base salary in effect immediately preceding a material reduction in Mr. Bahl’s then current base salary, for which Mr. Bahl has terminated his employment for good reason) equal to the greater of (a) 18 months or (b) the sum of four weeks for each full year of continuous service with the Company, payable in accordance with the established payroll practices of the Company; (iii) a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year, (iv) continuation of any health care (medical, dental and vision) plan coverage provided to Mr. Bahl and his dependents during the severance period (or cash payments in lieu of such benefits if such continuation is not feasible under the terms of the plan or program pursuant to which coverage is provided or the Company reasonably determines that such continuation would adversely affect the tax status of such plan or program); provided that such continued coverage will terminate in the event Mr. Bahl becomes eligible for coverage under another employer’s plans, (v) (a) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest, (b) all unvested equity or equity-based awards in the Company or its affiliates that vest based on achievement of EBITDA and/or revenue criteria will remain outstanding and eligible to vest based on the Company’s achievement of such performance criteria as if Mr. Bahl’s employment had not terminated and (c) if not already vested as of the date of termination, the awards of 26,538 restricted stock units and 23,000 restricted stock units that vest upon the Company’s common stock attaining a closing price, on a per share basis, equal to or greater than $13 per share and $15 per share, respectively, and in each case, over any 20-trading days within any 30 consecutive training day period, will remain outstanding and vest upon the Company attaining such closing prices, as if Mr. Bahl’s employment had not terminated, and (vi) payment of one year of outplacement services from an outplacement service provider of Mr. Bahl’s choice, limited to $20,000 in total.

In the event such qualifying termination occurs within the 24 months preceding a “change in control” (as defined in the employment agreement), Mr. Bahl is entitled to the severance payments and benefits described above, except that the severance period will be extended to the greater of (i) 24 months and (ii) the sum of four weeks for each full year of continuous service with the Company.

If Mr. Bahl’s employment terminates by reason of his death or “disability” (as defined in the employment agreement), in addition to any accrued benefits, Mr. Bahl is entitled to receive payment of any prior year annual bonus, the prorated annual bonus described above, and the equity vesting treatment described above, as well as any benefits to which he is entitled by law (at Mr. Bahl’s sole expense) pursuant to COBRA.

Any severance benefits or payments payable to Mr. Bahl pursuant to his employment agreement are subject to his execution of a release of claims and continued compliance with the applicable restrictive covenants. Pursuant to his employment agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, Mr. Bahl is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

Bryan Lubel and Tushar Sachdev Employment Agreements

On November 22, 2019, Mr. Lubel entered into an employment agreement with KORE Wireless to serve as Executive Vice President, Healthcare IoT Solutions & Managed Services, which was subsequently amended and restated on March 15, 2022 (which, among other things, provided for a title of Executive Vice President of Connected Health).

On February 19, 2018, Mr. Sachdev entered into an employment agreement with KORE Wireless to serve as Executive Vice President and Chief Technology Officer, which was subsequently amended and restated on March 15, 2022.

Each of Messrs. Lubel’s and Sachdev’s employment agreements provide for an initial five-year term subject to automatic one-year renewal terms thereafter, unless either the Company or the applicable executive provides 30 days’ advance written notice of its or his intent not to renew the term.

Pursuant to their respective employment agreement, each executive is entitled to the following salaries: for Mr. Lubel, $330,000, and for Mr. Sachdev, $300,000. Each executive’s salary will be reviewed annually by our board of directors solely for upward adjustment at the board’s discretion. Each of Messrs. Lubel’s and Sachdev’s employment agreements also provide that each such executive is eligible to earn an annual bonus, with a target bonus opportunity of 75% of his base salary.

Each of Messrs. Lubel and Sachdev is entitled to receive severance payments and benefits upon a qualifying termination of his employment by the Company “without cause” (as defined in the applicable employment agreement and which includes a termination due to non-extension of the employment term by the Company) or by the applicable executive for “good reason” (as defined in the Employment Agreements) consisting of the following, in addition to accrued benefits: (i) any annual bonus earned but unpaid with respect to the Company’s fiscal year ending on or preceding the date of termination, (ii) payment of base salary in effect immediately preceding the date of termination (or, if greater, such executive’s base salary in effect immediately preceding a material reduction in such executive’s then current base salary, for which such executive has terminated his employment for good reason) equal to 12 months, payable in accordance with the established payroll practices of the Company; (iii) a prorated annual bonus for the fiscal year in which the termination occurs, calculated based on actual achievement and paid at the same time annual bonuses are generally paid to other executives for the relevant year, (iv) continuation of any health care (medical, dental and vision) plan coverage provided to such executive and his dependents during the severance period (or cash payments in lieu of such benefits if such continuation is not feasible under the terms of the plan or program pursuant to which coverage is provided or the Company reasonably determines that such continuation would adversely affect the tax status of such plan or program); provided that such continued coverage (or payments, as applicable) will terminate in the event such executive becomes eligible for coverage under another employer’s plans, and (v) all unvested equity or equity-based awards in the Company or its affiliates that vest solely based on passage of time will automatically vest.

If the applicable executive’s employment terminates by reason of his death or “disability” (as defined in the applicable employment agreements), in addition to any accrued benefits, such executive (or such executive’s estate, as applicable) is entitled to receive payment of any prior year annual bonus and the prorated annual bonus described above, as well as any benefits to which he is entitled by law (at such executive’s sole expense) pursuant to COBRA.

Any severance benefits or payments payable pursuant to the applicable executive under his respective employment agreement are subject to his execution of a release of claims. Pursuant to the applicable employment agreement, while employed by the Company (or any subsidiary or affiliate of the Company) and during the 24-month period following termination, each of Messrs. Lubel and Sachdev is subject to non-competition and non-solicitation of customers and employees covenants, as well as perpetual confidentiality.

Puneet Pamnani Employment Agreement and Separation Agreement

On May 15, 2018, Mr. Pamnani entered into an employment agreement with KORE Wireless to serve as Chief Financial Officer. On November 29, 2021, the Company announced Mr. Pamnani stepped down from his role as the Company’s Chief Financial Officer, effective November 23, 2021, and departed from the Company on February 28, 2022. In connection with such transition, Mr. Pamnani and the Company entered into a separation agreement, as further described below.

Mr. Pamnani’s employment agreement provided for an initial five-year term, which was set to end on April 3, 2023 and the employment term automatically renewed for successive one-year periods unless either party provided written notice of non-renewal at least 30 days prior to the end of the applicable employment term.

Mr. Pamnani’s base salary was $330,000 and the annual target bonus opportunity was 85% of base salary upon the achievement of 100% of the pre-established performance objectives as reasonably determined by the Chief Executive Officer. Mr. Pamnani was not entitled to any bonus if KORE Wireless does not achieve at least 90% of the pre-established performance objectives. Mr. Pamnani’s employment agreement also provided for reimbursement of reasonable business expenses (with airplane travel at business class level or above) and eligibility for other customary employee benefits.

Pursuant to his employment agreement, if Mr. Pamnani’s employment was terminated by KORE Wireless without “cause” or by Mr. Pamnani for “good reason” (each as defined in Mr. Pamnani’s employment agreement), in addition to the payment of accrued rights, Mr. Pamnani was entitled to, subject to his execution and non-revocation of a release of claims, (i) 12 months of continued base salary (as in effect as of the termination date), payable in installments in accordance with the normal payroll schedule, and (ii) payment of the employer portion of his premium under COBRA for 12 months.

Pursuant to his employment agreement, if Mr. Pamnani’s employment was terminated due to his death or “disability” (as defined in Mr. Pamnani’s employment agreement), Mr. Pamnani was entitled to his accrued rights, including any bonus earned but unpaid with respect to our fiscal year ending or preceding the date of termination, and any COBRA benefits to which he is entitled to by law at his sole expense.

Pursuant to his employment agreement, Mr. Pamnani is subject to a perpetual confidentiality obligation, intellectual property assignment and 12-month post-employment non-competition and non-solicitation covenants (which remained in effect following his termination of employment and which Mr. Pamnani reaffirmed pursuant to his separation agreement).

Pursuant to the terms of his separation agreement, Mr. Pamnani will provide advisory services to assist in the Chief Financial Officer transition beginning on November 23, 2021 and ending on the February 28, 2022 (the “Separation Date”), during which period Mr. Pamnani will continue to receive his base salary and remain eligible to participate in certain benefit plans and programs of KORE. Mr. Pamnani will receive all accrued and unpaid salary and any unreimbursed business expenses incurred through the Separation Date, payable in a lump sum within 30 days after the Separation Date.

Subject to Mr. Pamnani’s execution and non-revocation of a general release and reaffirmation agreement, Mr. Pamnani will also receive: (i) payment of his salary for a period of 15 months following the Separation Date; (ii) payment of KORE’s portion of Mr. Pamnani’s and his dependents’ COBRA premiums under KORE’s major medical group health plan on a monthly basis during the severance period; (iii) payment of his annual bonus for fiscal year 2021, pursuant to the terms of his employment agreement and the separation agreement; and (iv) payment for accrued but unused paid time off.

The separation agreement includes a customary release of claims by Mr. Pamnani in favor of the Company. Mr. Pamnani is also subject to certain continuing obligations and restrictions, including with respect to confidentiality, non-competition, non-solicitation and non-disparagement.

Director Compensation

The Company maintains a director compensation policy for its non-employee directors (the “Director Compensation Policy”) that is designed to provide competitive compensation necessary to attract and retain high quality non-employee directors. As of December 31, 2021, the Director Compensation Policy provided for the following:

•	An annual cash retainer of $40,000 for each non-employee director;

•	An annual cash retainer of $20,000 for each non-employee director chairing the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee;

•

A restricted stock unit award with a grant date fair value of $150,000 for each director serving on the Board as of the Closing, with each such award vesting ratably on each of the four anniversaries of the Closing;

•

An initial restricted stock unit award with a grant date fair value of $150,000 for each director appointed to the Board following the Closing, with each such award vesting ratably on each of the four anniversaries of the date of such appointment; and

•

An annual restricted stock unit award with a grant date fair value of $150,000 granted as of the date of the annual meeting of stockholders of the Company, with each such award vesting upon the earlier of one year following the grant date or the date of the immediately subsequent annual meeting of stockholders of the Company.

In April 2022, the Company amended the Director Compensation Policy to provide for an additional annual cash retainer of $10,000 for each non-employee director serving on the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee.

Each annual retainer described above is paid quarterly and is subject to pro-ration for partial quarters served. The restricted stock unit awards described above are subject to accelerated vesting in the event of a change of control of the Company if the grantee is not retained as a director following such change of control.

The following table presents information regarding compensation earned by our non-employee directors for their Board service during the year ended December 31, 2021.

Name	Fees earned or paid in cash ($)		Total ($)
Cheemin Bo-Linn	$17,966	(1)	$17,966
Timothy M. Donahue	—		—
Robert P. MacInnis	—		—
Michael K. Palmer	—		—
Tomer Yosef-Or	—		—
Chan Galbato(2)	—		—

(1)

Reflects the prorated portion of the annual cash retainers earned by Dr. Bo-Linn in 2021 in respect of her service rendered to the Board following the Closing, which also includes a prorated portion of the $10,000 annual retainer for her service on the Compensation Committee and the Nomination and Corporate Governance Committee that was approved in April 2022. Dr. Bo-Linn’s restricted stock unit award was granted in January 2022 and therefore is not reflected in this table.

(2)	Chan Galbato resigned from the Board effective February 16, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our voting shares by:

•	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our executive officers and directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

Percentage ownership of our voting securities is based on 76,239,989 shares of our common stock issued and outstanding as of April 18, 2022.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner	Number of KORE Shares	%
Entities affiliated with ABRY Partners LLC(1)(2)	24,252,912	31.8%
Fortress Investment Group LLC(3)(4)	11,333,333	14.9%
Spring Creek Capital, LLC(5)	10,000,000	13.1%
CTAC Sponsor(6)	6,970,342	9.1%
Terrdian CCPC(7)	4,983,527	6.5%
Mudrick Capital Management L.P.(8)	4,000,000	5.2%
Dotmar Investments Limited(9)	3,904,742	5.1%
Directors and Executive Officers
Romil Bahl	158,804	*
Tushar Sachdev	28,072	*
Bryan Lubel	18,171	*
Puneet Pamnani(**)	38,065	*
Cheemin Bo-Linn	—	—
Timothy M. Donahue	—	—
Chan W. Galbato(***)	—	—
Robert P. MacInnis	—
Michael K. Palmer	—	—
Tomer Yosef-Or	—	—
Mark Neporent	—	—
H. Paulett Eberhart	—	—
James Geisler	—	—
All current KORE directors and executive officers as a group (15 individuals)	213,568	*

*	Less than one percent

**

Mr. Pamnani stepped down as the Company’s CFO on November 23, 2021 and departed from the Company on February 28, 2022. His shares are excluded in the total for all directors and current executive officers as a group.

***	Mr. Galbato resigned from the Board effective February 16, 2022.
(1)

21,500,782 of the shares reported herein are owned directly by ABRY Partners VII, L.P. 1,240,202 of the shares reported herein are owned directly by ABRY Partners VII Co-Investment Fund, L.P. 24,316 of the shares reported herein are owned directly by ABRY Investment Partnership, L.P. 1,288,506 of the shares reported herein are owned directly by ABRY Senior Equity IV, L.P. 199,106 of the shares reported herein are owned directly by ABRY Senior Equity Co-Investment Fund IV, L.P.P.

(2)

ABRY Partners VII, L.P., ABRY Partners VII Co-Investment Fund, L.P., ABRY Investment Partnership, L.P., ABRY Senior Equity IV, L.P. and ABRY Senior Equity Co-Investment Fund IV, L.P. (collectively the “ABRY Funds”) are managed and/or controlled by ABRY Partners, LLC (“ABRY I”) and ABRY Partners II, LLC (“ABRY II”) and/or their respective affiliates. ABRY I and ABRY II are investment advisors registered with the SEC. Royce Yudkoff, as managing member of ABRY I and sole member of certain of its affiliates, has the right to exercise investment and voting power on behalf of ABRY Investment Partnership, L.P. Peggy Koenig and Jay Grossman, as equal members of ABRY II and of certain of its affiliates, have the right to exercise investment and voting power on behalf of the ABRY Funds. Each of the Messrs. Yudkoff, Messrs. Grossman and Mses. Koenig disclaims any beneficial ownership of the securities held by the ABRY Funds other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of ABRY is 888 Boylston Street, Suite 1600, Boston, Massachusetts.

(3)

The shares reported herein consist of (A)(i) 676,443 shares of common stock, (ii) 213,415 shares of common stock underlying warrants and (iii) 3,475,040 shares of common stock underlying the Exchangeable Notes held by Drawbridge Special Opportunities Fund LP (“DBSO”); (B)(i) 352,474 shares of common stock; (ii) 115,333 shares of common stock underlying warrants; and (iii) 621,680 shares of common stock underlying the Exchangeable Notes held by Drawbridge Special Opportunities Fund Ltd. (“DBSO Ltd”); (C)(i) 88,512 shares of common stock; (ii) 28,940 shares of common stock underlying warrants; and (iii) 162,320 shares of common stock underlying the Exchangeable Notes held by DBSO TRG Fund (A) L.P. (“TRG”); (D)(i) 154,897 shares of common stock; (ii) 50,645 shares of common stock underlying warrants; and (iii) 284,160 shares of common stock underlying the Exchangeable Notes held by Fortress Vintage Securities Fund LP (“Vintage”); (E)(i) 47,665 shares of common stock; and (ii) 4,576,000 shares of common stock underlying the Exchangeable Notes held by Fortress Lending Fund II Holdings LP (“Lending Fund”); and (F) (i) 5,009 shares of common stock; and (ii) 480,800 shares of common stock underlying the Exchangeable Notes held by Fortress Lending Fund II MA-CRPTF LP (“CRPTF”). Drawbridge Special Opportunities Advisors LLC, a Delaware limited liability company (“DBSO Advisors”), is the investment manager of DBSO and DPSO Ltd. Drawbridge Special Opportunities GP LLC (“DBSO GP”) is the general partner of DBSO. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company (“FPI IV”), is the managing member of DBSO GP. DBSO TRG Fund (A) Advisors LLC (“TRG Advisors”), is the investment manager of TRG, and TRG’s general partner is DBSO TRG Fund (A) GP LLC (“TRG GP”). Fortress Vintage Securities Fund Advisors LLC (“Vintage Advisors”), is the investment manager of Vintage and Fortress Vintage Securities Fund GP LLC (“Vintage GP”) is the general partner of Vintage. Fortress Lending Advisors II LLC (“FLA Advisors II”) is the investment manager of Lending Fund. FLF II MACRPTF Advisors LLC, a Delaware limited liability company (“FLF II Advisors”) is the investment manager of CRPTF. Fortress Principal Investment Holdings IV LLC, a Delaware limited liability company (“FPI IV”), is the managing member of DBSO GP. FIG LLC, a Delaware limited liability company, is the holder of all of the issued and outstanding interests of TRG Advisors, Vintage Advisors, FLA Advisors II and FLF II Advisors. Hybrid GP Holdings LLC, a Delaware limited liability company (“Hybrid GP”), is the sole member of TRG GP and Vintage GP. Fortress Operating Entity I LP, a Delaware limited partnership (“FOE I”), is the managing member of Hybrid GP and the Class A member of FIG LLC and DBSO GP. FIG Corp., a Delaware Corporation (“FIG Corp”), is the general partner of FOE I. Fortress Investment Group LLC, a Delaware limited liability company (“Fortress”), is the holder of all of the issued and outstanding shares of FIG Corp.

As the Co-Chief Investment Officers of DBSO Advisors, TRG Advisors and Vintage Advisors, each of Peter L. Briger, Jr., Dean Dakolias, Drew McKnight and Joshua Pack participate in the voting and investment decisions with respect to the shares held by DBSO, DBSO Ltd, TRG and Vintage, but each of them disclaims beneficial ownership thereof. As the Co-Chief Investment Officers of FLA Advisors II and FLF II Advisors, each of Andrew McKnight, Joshua Pack, Dominick Ruggiero and Aaron Blanchette participates in the voting and investment decisions with respect to the shares held by Lending Fund and CRPFT, but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 1345 Avenue of the Americas, 46th Floor, New York, NY 10105.

(4)

Under the terms of the Exchangeable Notes, the holder thereof may not exercise the option to exchange the Exchangeable Notes for common stock to the extent such exercise would cause such holder, together with its attribution parties, to beneficially own a number of shares of common stock which would exceed 9.99% of our then outstanding common stock following such exercise (the “Blocker”), excluding for purposes of such determination shares of common stock issuable upon exercise of such Exchangeable Notes which have not been exercised. The table shows the number of shares of common stock that would be issuable upon the exercise in full of the Exchangeable Notes and does not give effect to the Blocker.

(5)

Spring Creek Capital, LLC is beneficially owned by SCC Holdings, LLC (“SCC”), SCC is beneficially owned by KIM, LLC (“KIM”), KIM is beneficially owned by Koch Investments Group, LLC (“KIG”), KIG is beneficially owned by Koch Investments Group Holdings, LLC, and KIGH is beneficially owned by Koch Industries, Inc. (“Koch Industries”), in each case by means of ownership of all voting equity instruments. Koch Industries, SCC, KIM, KIG, and KIGH may be deemed to beneficially own the shares held by Spring Creek by virtue of (i) Koch Industries’ beneficial ownership of KIGH, (ii) KIGH’s beneficial ownership of KIG, (iii) KIG’s beneficial ownership of KIM, (iv) KIM’s beneficial ownership of SCC and (v) SCC’s beneficial ownership of Spring Creek but each of them disclaims beneficial ownership thereof. The business address of each of the foregoing entities and persons is 4111 E. 37th Street North, Wichita, KS 67220.

(6)

Sponsor is the recordholder of the shares reported herein. The Sponsor is controlled by a board of managers comprised of Stephen A. Feinberg and Frank W. Bruno. Messrs. Feinberg and Bruno, as members of the board of managers of the Sponsor, have the sole right to exercise voting power with respect to the common stock held of record by the Sponsor, and have the sole right to consent to the transfer of such shares of common stock. The business address of the Sponsor is 875 Third Avenue, New York, New York 10022.

(7)

Ontario 2833075 is the recordholder of the shares reported herein. Ontario 2833075 is a wholly-owned subsidiary of Terrdian CCPC. Terence Jarman, as President of Terrdian CCPC and Administrator of TDJ Company LLC, has the right to exercise investment and voting power on behalf of each of Terrdian CCPC and TDJ LLC. Mr. Jarman disclaims any beneficial ownership of the securities held by the TDJ Company LLC, other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of the foregoing persons is 10 High Point Rd, Toronto, Ontario M3B 2A4, Canada.

(8)

The number of shares reported herein consists of 460,765 shares of common stock held of record by Blackwell Partners LLC Series A, 664,423 shares of common stock held of record by Boston Patriot Batterymarch St. LLC, 90,108 shares of common stock held of record by Mudrick Distressed Opportunity Drawdown Fund II SC, L.P, 792,987 shares of common stock held of record by Mudrick Distressed Opportunity Drawdown Fund II, L.P., 152,659 shares of common stock held of record by Mudrick Distressed Opportunity SIF Master Fund, L.P., 308,566 shares of common stock held of record by Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P. and 1,530,492 shares of common stock held of record by Mudrick Distressed Opportunity Fund Global, L.P. Jason Mudrick is the founder, general partner and Chief Investment Officer of Mudrick Capital Management, L.P. (“Mudrick Capital”). Mr. Mudrick through Mudrick Capital, is responsible for the voting and investment decisions relating to such shares of common stock. Each of the aforementioned entities and individuals disclaims beneficial ownership of the shares of the common stock held of record by any other entity or individual explicitly named in this footnote except to the extent of such entity or individual’s pecuniary interest therein, if any. The address of each of the entities and individuals explicitly named in this footnote is c/o Mudrick Capital Management, L.P., 527 Madison Avenue, 6th Floor, New York, NY 10022.

(9)

Dotmar Investments Limited is the recordholder of the shares reported herein. Richard Burston, as Chairman of Dotmar Investments Limited, has the right to exercise investment and voting power on behalf of Dotmar Investments Limited. Richard Burston disclaims any beneficial ownership of the securities held by the Dotmar Investments Limited other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of Dotmar Investments Limited is First Floor, 7 Esplanade, St Helier, Jersey JE2 3QA Channel Islands.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

We have adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which KORE or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•	any person who is, or at any time during the applicable period was, one of our executive officers or directors;

•	any person who is known by us to be the beneficial owner of more than 5% of our voting stock;

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of our voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of our voting stock; and

•

any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the audit committee has the responsibility to review related party transactions.

Indemnification Agreements

On September 30, 2021, we entered into indemnification agreements with each of our directors and executive officers. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and executive officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our directors and executive officers against all reasonable direct and indirect costs, fees and expenses of any type or nature whatsoever, including all other disbursements, obligations or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be witness in, settlement or appeal of, or otherwise participating in any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding. The indemnification agreements also require us to advance, to the extent not prohibited by law, all direct and indirect costs, fees and expenses that such director or executive officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us.

Leasing and Professional Services Agreement

KORE TM Data Brasil Processamento de Dados Ltda., a wholly owned subsidiary of the Company, maintains a lease and a professional services agreement with a company controlled by a key member of the subsidiary’s management team.

Aggregated related party transactions, which have been recorded at the exchange amount, representing the amount of consideration established and agreed by the related parties, was $0.2 million, $0.2 million, and $0.3 million for the years ended December 31, 2021, 2020 and 2019, respectively. The amount was recorded under general and administrative expenses in the consolidated statements of operations.

Engagement and Employment

KORE Wireless, Inc, a wholly owned subsidiary of the Company, employs the son of H. Paulett Eberhart. Effective December 1, 2021, Ms. Eberhart’s son was employed as Senior Analyst with a salary of $120,000 per year, and he received a signing bonus of $20,000. Prior to being employed by KORE Wireless, Inc., Ms. Eberhart’s son was an independent contractor of KORE Wireless, Inc., and he received an aggregate of $109,000 during 2021 in connection with such services.

Due to Related Parties

Upon the closing of the Business Combination on September 30, 2021, the Company repaid its outstanding loans of $1.6 million due to Interfusion B.V and T-Fone B.V., companies related though common ownership resulting from the acquisition of Aspider in 2018.

The following is a summary of the amounts recorded under due to related parties in the consolidated balance sheets at December 31, 2021 and 2020:

(in thousands USD)	December 31, 2021	December 31, 2020
Interfusion B.V.	—	$985
T-Fone B.V.	—	$630

Interest was accrued quarterly, at a fixed rate of 2.5%. The Company accrued interest of $0.03 and $0.04 million for the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2021, the Company has paid all related party transactions resulting from the Business Combination.

Investor Rights Agreement

On September 30, 2021, in connection with the consummation of the Business Combination and as contemplated by the Merger Agreement, we entered into the Investor Rights Agreement setting forth the parties’ rights and obligations with respect to the designation, removal and replacement of directors of KORE and the registration for resale of certain shares of our common stock and other equity securities of KORE that are held by the parties thereto from time to time.

STOCKHOLDERS’ PROPOSALS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2023 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 3 Ravinia Drive NE, Suite 500, Atlanta, Georgia 30346 in writing not later than March 17, 2023.

Stockholders intending to present a proposal at the 2023 Annual Meeting of Stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not less than 90 days nor more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2023 Annual Meeting of Stockholders no earlier than February 15 and no later than March 17, 2023. The notice must contain the information required by the Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2023 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after June 15, 2023, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2023 Annual Meeting and not later than the close of business on the 90th day prior to the 2023 Annual Meeting or, if later, the close of business on 10th day following the day on which public disclosure of the date of such meeting is first made by us.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies named on the Company’s proxy card will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

KORE’S ANNUAL REPORT ON FORM 10-K

A copy of KORE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, will be sent to any stockholder of record on April 18, 2022 without charge upon written request addressed to:

KORE Group Holdings, Inc.

Attention: Secretary

3 Ravinia Drive NE, Suite 500

Atlanta, Georgia 30346

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 at https://ir.korewireless.com/.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors

/s/ Jack W. Kennedy Jr.

Jack W. Kennedy Jr.

Executive Vice President, Chief Legal Officer and Secretary

Atlanta, Georgia
May 2, 2022

SCAN TO VIEW MATERIALS & VOTE w KORE GROUP HOLDINGS, INC. 3 RAVINIA DRIVE NE VOTE BY INTERNET SUITE 500 Before The Meeting—Go to www.proxyvote.com or scan the QR Barcode above ATLANTA, GA 30346 Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting—Go to www.virtualshareholdermeeting.com/KORE2022 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 14, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D84755-P74839 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY KORE GROUP HOLDINGS, INC. The Board of Directors recommends you vote FOR the following: 1. The election of Timothy Donahue, Cheemin Bo-Linn and James Geisler as directors to serve until the 2025 Annual Meeting of Stockholders. Nominees: For Against Abstain 1a. Timothy Donahue ! ! ! 1b. Cheemin Bo-Linn ! ! ! 1c. James Geisler ! ! ! The Board of Directors recommends you vote FOR the following proposal: For Against Abstain 2. The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending ! ! ! December 31, 2022. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Annual Report are available at www.proxyvote.com. D84756-P74839 KORE GROUP HOLDINGS, INC. Annual Meeting of Stockholders June 15, 2022 9:00 AM This proxy is solicited by the Board of Directors The undersigned hereby appoints Romil Bahl, Paul Holtz and Jack W. Kennedy, Jr., and each of them, as proxies, each with full power to act without the others and each with full power of substitution, to vote as indicated on the reverse side of this card all the shares of Common Stock of KORE GROUP HOLDINGS, INC. in this account held in the name of the undersigned at the close of business on April 18, 2022, at the Annual Meeting of Stockholders to be held on June 15, 2022, at 9:00 a.m. EDT, and at any adjournment thereof, with all the powers the undersigned would have if personally present. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side